UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2017

BBX CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information relating to the BBX Capital Corporation 2014 Incentive Plan, as Amended and Restated, set forth under, or incorporated by reference into, Item 5.07 below is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of BBX Capital Corporation (the “Company”) was held on May 16, 2017. The following proposals were submitted to a vote of the Company’s shareholders at the Annual Meeting: (i) the election of fifteen directors to the Company’s Board of Directors, each for a term expiring at the Company’s 2018 Annual Meeting of Shareholders; and (ii) the approval of the BBX Capital Corporation 2014 Incentive Plan, as proposed to be amended and restated (the “Plan”).   As described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2017 (the “Proxy Statement”), the proposed amendments to the Plan included amendments which would (a) increase the number of shares of the Company’s Class B Common Stock available for grant under the Plan from 8,500,000 shares to 9,500,000 shares, resulting in an increase in the total number of shares of the Company’s Class A Common Stock and Class B Common Stock available for grant under the Plan from 9,000,000 shares to 10,000,000 shares, (b) allow for the grant of performance-based cash awards in addition to stock-based awards under the Plan, (c) add book value to the list of permitted performance-based goals under the Plan, and (d) set the maximum amount of performance-based awards that can be paid under the Incentive Plan to any one “Covered Employee” under Section 162(m) of the Internal Revenue Code in any one calendar year at $12,000,000. Pursuant to the Company’s Amended and Restated Articles of Incorporation, holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to one vote per share and 18.18 votes per share, respectively, on each matter presented at the Annual Meeting. With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class was required for a director nominee to be elected. With respect to the proposal to approve the Plan, the affirmative vote of a majority of the votes cast on the proposal by the holders of the Company’s Class A Common Stock and Class B Common Stock as one class and, in addition, the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Class B Common Stock, was required for approval. As described in the Proxy Statement, a vote in favor of the Plan by a holder of the Company’s Class B Common Stock was deemed to constitute a vote in favor of the Plan and a vote in favor of the approval required by the Company’s Amended and Restated Articles of Incorporation of the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan. At the Annual Meeting, the Company’s shareholders approved the election of each of the fifteen director nominees.  In addition, the Plan and the issuance of the additional shares of the Company’s Class B Common Stock pursuant to options and restricted stock awards which may be granted under the Plan were approved by the Company’s shareholders. A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, Georgeson LLC., is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	318,415,223	4,483,286	-
John E. Abdo	312,191,501	10,707,008	-
Jarett S. Levan	318,293,375	4,605,134	-
Norman H. Becker	312,966,125	9,932,384	-
Steven M. Coldren	310,635,082	12,263,427	-
Darwin Dornbush	310,620,319	12,278,190	-
Willis N. Holcombe	310,621,315	12,277,194	-
Oscar Holzmann	310,649,336	12,249,173	-
Alan J. Levy	312,945,621	9,952,888	-
Joel Levy	312,056,789	10,841,720	-
William Nicholson	310,633,579	12,264,930	-
Anthony P. Segreto	313,087,265	9,811,244	-
Neil Sterling	310,622,025	12,276,484	-
Charlie C. Winningham, II	312,953,853	9,944,656	-
Seth M. Wise	319,188,224	3,710,285	-

Proposal 2: Approval of the BBX Capital Corporation 2014 Incentive Plan, as Amended and Restated

Combined Voting Results for Holders of the Company’s Class A Common Stock and Class B Common Stock

Votes For	Votes Against	Abstentions	Broker Non-Votes
307,013,724	15,467,901	416,883	-

Voting Results for Holders of the Company’s Class B Common Stock as a Single Class

8
Votes For	Votes Against	Abstentions	Broker Non-Votes
278,179,216	610,775	2,563	-

A description of the Plan, including the amendments thereto, is set forth on pages 38 through 45 of the Proxy Statement, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.  In addition, the full text of the Plan, as amended and restated, is attached as Appendix A to the Proxy Statement, is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1BBX Capital Corporation 2014 Incentive Plan, as Amended and Restated (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2017)

99.1Description of the BBX Capital Corporation 2014 Incentive Plan, as Amended and Restated (incorporated by reference to pages 38 through 45 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: May 17, 2017
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

BBX Capital Corporation 2014 Incentive Plan, as Amended and Restated (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2017)

99.1

Description of the BBX Capital Corporation 2014 Incentive Plan, as Amended and Restated (incorporated by reference to pages 38 through 45 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2017)